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                                                                  EXHIBIT 10.6

                              RABBI TRUST AGREEMENT

     THIS AGREEMENT made this 1st day of July, 1996, by and between ROBINSON NUGENT, INC. (hereinafter referred to as "Company") and DEAN WITTER TRUST COMPANY (hereinafter referred to as "Trustee").

     WHEREAS, the Company has adopted that certain Deferred Compensation Plan, as attached and incorporated herein as Exhibit 1 (hereinafter collectively referred to as "Plan");

     WHEREAS, the Company has incurred or expects to incur liabilities under the terms of the Plan with respect to the individuals participating in the Plan;

     WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such time as specified in the Plan(s);

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s)

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.     ESTABLISHMENT OF TRUST

               (a) Company hereby deposits with Trustee in trust $1.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

               (b)  The Trust hereby established shall be irrevocable.

               (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

               (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and

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                    shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth.
                    Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

               (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

SECTION 2.     PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

               (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

               (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

               (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the

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                    principal of the Trust, and any earnings thereon, are not
                    sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

SECTION 3.     TRUSTEE RESONSIBILITY REGARDING PAYMENTS TO TRUST
               BENEFICIARY WHEN COMPANY IS INSOLVENT

               (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Trustee is properly notified that the Company's Insolvent or has actual knowledge that the Company is insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or
                    (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

               (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.


                    (1) The Board of Directors and the Chief Executive Office [or substitute the title of the highest ranking office of the Company] of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                    (2) Unless Trustee has actual knowledge of Company's Insolvency or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                    (3) If an any time Trustee has determined that Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall


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                         in any way diminish any rights of Plan
                         participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

                    (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with
                         Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

               (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.     PAYMENTS TO COMPANY

               Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

SECTION 5.     INVESTMENT AUTHORITY

               (a) Except as provided in Paragraph (b) below, all rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants. If mutual funds are to be used as investments for assets of the Trust, the Company shall provide a list of funds from which the Trustee can select for purposes of investment of the assets of the Trust. However, the participant, if more than one fund is made available, may request that the Trustee allocate or reallocate the composition of the funds within the participant's account. Such request shall be subject to the approval of the Trustee who shall have absolute investment authority over the assets of the Trust. If the Trustee should decline to follow the participant's request, the Trustee will notify the participant in a timely manner.

               (b) Except as provided in the Trustee may invest the assets of the Trust in property of any character, real or

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                    personal, including, but not limited to the following:
                    stocks, including shares of open-end investment companies (mutual funds); bonds; notes; debentures; options; limited partnership interests; mortgages; real estate or any interest therein; unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); annuity contracts; life insurance policies; or in such other investments as is deemed proper without regard to investments authorized by statute or rule of law governing the investment of trust funds.

               (c) Trustee is specifically authorized to invest assets of the Trust in mutual funds for which Dean Witter InterCapital Inc. ("InterCapital"), an affiliate of Trustee, acts as investment advisor or investment manager and/or for which InterCapital and or its affiliates provide services. It is acknowledged that InterCapital, Trustee and their affiliates receive compensation in addition to Trustee fees and the receipt of such additional compensation is specifically authorized by the Company.

               (d) Trustee is also specifically authorized to execute securities transactions without providing written confirmation thereof to the Company or any Plan Participant and to execute securities transactions through any broker/dealer, including an affiliate of Trustee, at normal rates of commissions.

               (e) Plan Participants may from time to time request certain investments for the Trust; provided however that such requests are subject to the exercise of Trustee's discretion.

               (f) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

               (g) Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

SECTION 6.     DISPOSITION OF INCOME

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               (a)  During the term of this Trust, all income received by the
                    Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.     ACCOUNTING BY TRUSTEE

               Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty
               (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8.     RESPONSIBILITY OF TRUSTEE

               (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

               (b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

               (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

               (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust,

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                    Trustee shall have no power to name a beneficiary of the
                    policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

               (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

               (f) Trustee may vote any corporate stock either in person or by proxy for any purpose; exercise or sell any stock subscription or conversion right; participate in voting trusts; to consent to, take any action in connection with, and receive and retain any securities resulting from any merger, consolidation, reorganization, liquidation, sale or other disposition of the assets of any corporation or other organization the securities of which constitute assets of the trust fund.

SECTION 9.     COMPENSATION AND EXPENSES OF TRUSTEE

               Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10.    PROTECTION AND INDEMNIFICTION OF TRUSTEE

               Trustee shall not be obligated to inquire whether any payee of funds or any distributee of benefits designated by the Company is entitled thereto or whether any payment, allocation or distribution directed or authorized by the Company is proper, or within the terms of the Plan or Trust, and shall not be accountable for any payment, allocation or distribution made by Trustee in good faith on the order or direction of the Company. Trustee shall not be liable or responsible for any payment made by it in good faith without actual notice or knowledge of the changed condition or status of the payee.

               Evidence required of anyone under the Plan or Trust Agreement may be by certificate of affidavit, document or other information which the person acting in reliance thereon may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties, except that any action required to be taken by the Company shall be by resolution of its Board of Directors. The Company or any other person may be authorized by resolution of the Company's Board of Directors to act on behalf of the Company. Trustee shall not recognize or take notice of any appointment


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               of any representative of the Company unless and until the
               Company shall have notified Trustee in writing of such appointment and the extent of such representative's authority. Trustee may assume that such appointment and authority continue in effect until it receives written notice to the contrary from the Company. Any action taken or omitted to be taken by Trustee by authority of any representative of the Company within the scope of his or her authority shall be as effective for all purposes hereof as if such action or nonaction had been authorized by the Company. Trustee, the Company and any representative of the Company shall each be fully protected in acting and relying upon any evidence described in this Section.

               Trustee shall have no power, authority or duty with respect to the determination of the rights or interests of any person in and to the trust fund or under the Plan nor to examine the determination of any right or interest thereunder.

               The Company shall indemnify and defend the Trustee against any and all claims, losses, damages, expenses (including attorney's fees), and liabilities arising from any action or failure to act in connection with the administration of the Plan or the Trust, except when the same is judicially determined to be due to the negligence or willful misconduct of Trustee.

SECTION 11.    RESIGNATION AND REMOVAL OF TRUSTEE

               (a) Trustee may resign at any time by written notice to Company, which shall be effective 90 days after receipt of such notice unless Company and Trustee agree otherwise.

               (b) Trustee may be removed by Company upon 90 days notice or upon shorter notice accepted by Trustee.

               (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

               (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs
                    (a) or (b) of this section. If no such appointment has been made, trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 12.  APPOINTMENT OF SUCCESSOR TRUSTEE

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               (a)  If Trustee resigns or is removed in accordance with Section
                    11(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets.

                    The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

SECTION 13.  AMENDMENT OR TERMINATION OF THE TRUST

               (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after is has become irrevocable in accordance with Section 1(b) hereof.

               (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

               (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

SECTION 13.  MISCELLANEOUS

               (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

               (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

               (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

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SECTION 14.    EFFECTIVE DATE

                    The effective date of this Trust Agreement shall be July 1, 1996.

                    Robinson Nugent, Inc.
                    ----------------------------
                    THE COMPANY

                    BY:  Michael W. Schreiweis
                         ------------------------------
                    ITS: Director of Human Resources
                         ------------------------------

                    State of Indiana       )
                                           ) SS
                    County of Floyd        )

                    The foregoing instrument was acknowledged before me this 2nd day of July, 1996, by Michael W. Schreiweis.


                                                       /s/ Lisa Jo Napier
                                                       -----------------------
                                                       Notary Public
                                                       Lisa Jo Napier

               My Commission Expires:  April 16, 1999

          DEAN WITTER TRUST COMPANY, TRUSTEE

          BY:  Frederick Whelply
               ----------------------------
          ITS: First Vice President
               ----------------------------

          State of New Jersey     )
                                  ) SS
          County of Hudson        )

                    The foregoing instrument was acknowledged before me this _____ day of _________, 199___, by ____________________________.


                                                _____________________________
                                                Notary Public

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